EXHIBIT 5.1

May 28, 2015

Board of Directors
Celadon Group, Inc.
9503 East 33rd Street
One Celadon Drive
Indianapolis, IN 46235

Re:           Registration Statement on Form S-3, as amended (Registration No. 333-203140)

Ladies and Gentlemen:

We have acted as counsel to Celadon Group, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of 3,500,000 shares (the “Firm Shares”) of the Company’s common stock, $0.033 par value per share (the “Common Stock”), and up to an additional 525,000 shares (the “Option Shares”) of Common Stock at the Underwriter’s option.  The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares.”  The Shares are being offered pursuant to that certain Underwriting Agreement dated May 27, 2015 (the “Underwriting Agreement”), between the Company and Raymond James & Associates, Inc.  The Shares are being offered and sold under a Registration Statement on Form S-3 under the Securities Act originally filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2015 (Registration No. 333-203140) (such Registration Statement, as amended and supplemented, the “Registration Statement”), including a base prospectus dated May 27, 2015 (the “Base Prospectus”), a preliminary prospectus supplement dated May 27, 2015 (the “Preliminary Prospectus Supplement”), and a final prospectus supplement dated May 28, 2015 (the “Final Prospectus Supplement,” and collectively with the Base Prospectus and the Preliminary Prospectus Supplement, the “Prospectus”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5).

In arriving at the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies of such documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary or appropriate for the purposes of rendering the opinion set forth herein.  We have relied without independent verification upon statements and representations of officers and other representatives of the Company as to factual matters.

For purposes of this opinion, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based solely upon and subject to the foregoing, and subject to the assumptions, exceptions, limitations, and qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when issued, delivered, and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid, and nonassessable.

This opinion letter is based as to matters of law solely on Delaware General Corporation Law and the federal laws of the United States.  We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.

Our opinion represents the reasoned judgment of Scudder Law Firm, P.C., L.L.O., as to certain matters of law stated herein and should not be considered or construed as a guaranty. This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion letter speaks as of the date hereof. Our opinion is subject to future changes in law or fact, and we disclaim any obligation to advise you of or update this opinion for any changes of applicable law or facts that may affect matters or opinions set forth herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed on the date hereof, and to the reference to us under the caption “Legal Matters” in the Prospectus constituting part of the Registration Statement.  In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ SCUDDER LAW FIRM, P.C., L.L.O.

Return to Form 8-K